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                                                                   EXHIBIT 12.0


                            APS HOLDING CORPORATION
                    COMPUTATION OF EARNINGS TO FIXED CHARGES
                                 (IN THOUSANDS)


                                              QUARTER ENDED      QUARTER ENDED
                                              APRIL 25, 1997     APRIL 25, 1996
                                              --------------     --------------
Earnings before income taxes and interest      $      5,783       $      9,187
Portion of operating rents deemed
   representative of an interest factor               2,228              2,339
                                               ------------       ------------

Earnings before fixed charges                  $      8,011       $     11,526
                                               ============       ============


Interest expense                               $      7,317       $      7,001
Portion of operating rents deemed
   representative of an interest factor               2,228              2,339
                                               ------------       ------------

Fixed charges                                  $      9,545       $      9,340
                                               ============       ============

Earnings to fixed charges                               0.8                1.2
                                               ============       ============
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